EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in Amendment No. 2 to the Registration Statement and related Prospectus of Convera Corporation for the registration of 4,798,855 shares of its common stock and to the incorporation by reference therein of our report dated March 12, 2004, with respect to the consolidated financial statements of Convera Corporation included in its Annual Report (Form 10-K) for the year ended January 31, 2004, filed with the Securities and Exchange Commission.

                                           /s/ Ernst & Young LLP



McLean, Virginia
May 10, 2004